UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 8, 2013

SPEEDWAY MOTORSPORTS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State of Other Jurisdiction of Incorporation)

1-13582	51-0363307
(Commission File Number)	(IRS Employer Identification No.)

5555 Concord Parkway South, Concord, NC	28027
(Address of Principal Executive Offices)	(Zip Code)

(704) 455-3239

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On January 8, 2013, Speedway Motorsports, Inc. (the “Company”) and all of its operative subsidiaries, except Oil-Chem Research Corporation and its subsidiaries, entered into a Purchase Agreement (the “Purchase Agreement”) with Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representative of the several initial purchasers named therein (collectively, the “Initial Purchasers”), for the issuance and sale to the Initial Purchasers of an additional $100 million aggregate principal amount of the Company’s 6 3/4% Senior Notes due 2019 (the “Additional Notes”). The Additional Notes are being offered as additional notes under the Indenture, dated as of February 3, 2011, among the Company, certain of the Company’s subsidiaries, each as a guarantor of the Additional Notes, and U.S. Bank National Association, as trustee, pursuant to which the Company previously issued $150 million aggregate principal amount of 6 3/4% Senior Notes due 2019 (the “Initial Notes”). The Additional Notes will have substantially identical terms and will constitute part of the same series as the Initial Notes. The Purchase Agreement includes customary representations, warranties, covenants and indemnification obligations.

The offering price of the Additional Notes is 105% of the principal amount of the Additional Notes plus accrued interest from August 1, 2012. The Company intends to use the net proceeds to repay outstanding borrowings under its existing credit facility, with the balance for general corporate purposes. The information filed in this Current Report on Form 8-K is neither an offer to sell nor the solicitation of an offer to buy the Additional Notes.

The foregoing description of the Purchase Agreement is summary in nature and is qualified in its entirety by reference to the Purchase Agreement, a copy of which is attached as an exhibit to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 of this Current Report on Form 8-K regarding the Additional Notes and the Purchase Agreement is incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1	Purchase Agreement, dated January 8, 2013, by and among the Company, the Guarantors and the Initial Purchasers.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPEEDWAY MOTORSPORTS, INC.

January 8, 2013	By:	/s/ William R. Brooks
William R. Brooks Vice Chairman, Chief Financial Officer and Treasurer